Exhibit 10.77




                                                                    July 1, 1997



Mr. Eric G. Walters
165 Cambridge Turnpike
Concord, MA   01742

                      Re: Amendment of Employment Agreement
Dear Eric,

This letter agreement serves to further amend the employment agreement dated as of June 1, 1991, by and between you and PolyMedica Industries, Inc. (the "Company"), as amended by certain letter agreements dated as of December 5, 1991; March 18, 1993; March 31, 1994; April 11, 1995; and April 3, 1996
(together, the "Employment Agreement").

1. Term of Employment. The Employment Period, as defined in Section 2 of the Employment Agreement, is extended to May 31, 1999.

2. Salary. The Base Salary, as defined in Section 3.1. of the Employment Agreement, is increased to $151,000 effective August 1, 1997.

3. Vacation. Section 3.4 of the Employment Agreement is amended so that Executive may take four weeks of paid vacation during each year.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                                      Very truly yours,


                                                      /s/ Steven J. Lee
                                                      Steven J. Lee
                                                      Chairman and Chief
                                                      Executive Officer

ACCEPTED AND AGREED TO:


/s/ Eric G. Walters
------------------------------
Eric G. Walters